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                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

[X]  Preliminary Information Statement          [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                          Peachtree FiberOptics, Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                           PEACHTREE FIBEROPTICS, INC.

                         701 Brickell Avenue, Suite 2000
                              Miami, Florida 33131

                              INFORMATION STATEMENT

                     WE ARE NOT ASKING YOU FOR A PROXY, AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

         This Information Statement is being furnished to the stockholders of Peachtree FiberOptics, Inc., a Delaware corporation (the "Company"), in connection with the proposed adoption of an amendment to the Company's Certificate of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's voting capital stock ("Voting Capital Stock") consisting of the Company's outstanding Common Stock ("Common Stock"). The purpose of filing the Amendment is to effect a 1 for 197.44092 reverse stock split of the Company's outstanding Common Stock (the "Reverse Stock Split"). The Company's Board of Directors and majority stockholder on March 18, 1999, approved and recommended that the Certificate of Incorporation be amended in order to effectuate the Reverse Stock Split. The proposed Amendment will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. The Company anticipates that the filing of the Amendment will occur on or about April 26, 1999 (the "Effective Date"). If the proposed Amendment were not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.

         The elimination of the need for a special meeting of stockholders to approve the Amendment is authorized by Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holder of a majority in interest of the Voting Capital Stock of the Company.

         Mr. Leonard J. Sokolow, who beneficially owns in the aggregate 7,011,162 shares of Common Stock of the Company, representing approximately 68.5% of the outstanding Voting Capital Stock of the Company entitled to vote on the Amendment, gave his written consent to the adoption of the Amendment described in this Information Statement on March 18, 1999. The written consent became effective on March 18, 1999, the date on which his written consent was filed with the Secretary of the Company. The date on which this Information Statement was first sent to the stockholders is on or about April 6, 1999. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company is March 24, 1999 (the "Record Date").

         Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to stockholders who have not consented in writing to such action. Inasmuch as the Company will have provided to its stockholders of record this Information Statement, the Company will notify its stockholders at the time of distribution of its next Quarterly Report on Form 10-QSB of the effective date of the Amendment. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Delaware Law are afforded to the Company's stockholders as a result of the adoption of the Amendment.

                     OUTSTANDING VOTING STOCK OF THE COMPANY

         As of the Record Date, there were 10,236,162 shares of Common Stock outstanding. The Common Stock constitutes the sole outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth Common Stock ownership information as of March 18, 1999, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the adoption of the Amendment described herein; and (iv) all directors, executive officers and designated stockholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 701 Brickell Avenue, Suite 2000, Miami, Florida 33131. After giving effect to the reverse stock split there will be 51,845 shares of Common Stock outstanding.



                                         SHARES              PERCENT             SHARES              PERCENT
                                      BENEFICIALLY          OF CLASS          BENEFICIALLY          OF CLASS
                                       OWNED PRIOR         OWNED PRIOR         OWNED AFTER         OWNED AFTER
                                       TO REVERSE          TO REVERSE            REVERSE             REVERSE
NAME                                 STOCK SPLIT(1)        STOCK SPLIT       STOCK SPLIT(2)        STOCK SPLIT
----                                 --------------        -----------       --------------        -----------
Leonard J. Sokolow(3)                 7,011,162                   68.5%           35,511              68.5%

Sidney Levine(4)                              0                      0%                0               0.0%

All executive officers and
directors as a group
(2 persons)                           7,011,162                   68.5%           35,511              68.5%


---------------------

(1) Prior to the Reverse Stock Split, there are 10,236,162 shares of Common Stock outstanding.

(2) After the Reverse Stock Split there will be 51,845 shares of Common Stock outstanding.

(3) Leonard J. Sokolow is sole shareholder, President and CEO of Genesis Partners, Inc. ("Genesis"), a company that has provided executive management services to the Company since 1993. Includes 6,652,830 shares of Common Stock owned by Genesis before giving effect to the Reverse Stock Split.

(4) Mr. Levine is the sole director of the Company. Mr. Levine is the father-in-law of Mr. Sokolow.

                      AMENDMENT TO CERTIFICATE TO EFFECT A
                       1 FOR 197.4402 REVERSE STOCK SPLIT

         On March 18, 1999, our Board of Directors, acting through our sole director Mr. Sidney Levine, voted unanimously to authorize and recommend that our stockholders approve a proposal to effect the Reverse Stock Split. Pursuant to the Reverse Stock Split, each 197.44092 of the outstanding shares of our Common Stock on the date of the Reverse Stock Split (the "Old Shares") will be automatically converted into one share of our Common Stock (the "New Shares"). The Reverse Stock Split will not alter the number of shares of our Common Stock we are authorized to issue, but will simply reduce the number of shares of our Common Stock issued and outstanding. Notwithstanding the Reverse Stock Split, our authorized Common Stock will remain at 20,0000,000 shares of Common Stock, and our Certificate of Amendment will reflect this amount of authorized Common Stock. The Reverse Stock Split will become effective upon filing of the Amendment to our Certificate of Incorporation with the Delaware Secretary of State, but our Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so.

PURPOSE AND EFFECT OF PROPOSED REVERSE STOCK SPLIT

         The Board believes the Reverse Stock Split is desirable because it will assist us by helping to raise the trading price of our Common Stock. Our Board believes that the higher share price which should result from the Reverse Stock Split will help generate interest in us among investors and thereby assist us in raising capital to fund our operations. Our Board also believes that the effects of the Reverse Stock Split will improve our ability to consummate acquisitions of other companies.




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         The effect of the Reverse Stock Split upon the market price for our
Common Stock cannot be predicted. There can be no assurance that the market price per New Share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of Old Shares of our Common Stock outstanding resulting from the Reverse Stock Split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

         The Reverse Stock Split will effect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, we will issue any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split one share of our Common Stock.

         The Reverse Stock Split will have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock.

         Upon the effectiveness of the Reverse Stock Split, the number of shares owned by each holder of Common Stock will be reduced by the ratio of 197.44092 to 1 share of Common Stock he or she owned immediately prior to the Reverse Stock Split. The number of shares of Common Stock we are authorized to issue will remain at 20,000,000. The per share loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

         The principal effect of the Reverse Stock Split will be that (i) the number of shares of Common Stock issued and outstanding will be reduced from 10,236,162 shares to approximately 51,845 shares, (ii) all outstanding options entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options, 1/197.44092 of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options immediately preceding the Reverse Stock Split at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the Reverse Stock Split, and (iii) the number of shares included in the our 1992 Incentive Stock Option Plan will be reduced by the Reverse Stock Split ratio of the number of shares currently included in such Stock Option Plan.

         Pursuant to the Reverse Stock Split, the par value of the Common Stock will remain $.01 per share. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced to 1/197.44092 of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.




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MANNER OF EFFECTING THE REVERSE STOCK SPLIT AND EXCHANGE STOCK CERTIFICATES

         The Reverse Stock Split will be effected by the filing of the Certificate of Amendment with the Secretary of the State of Delaware. The Reverse Stock Split will become effective on the date of filing the Certificate of Amendment unless we specify otherwise (the "Effective Date"). As soon as practicable after the Effective Date, we will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a stockholder will be entitled to receive a certificate representing the number of the New Shares into which his Old Shares have been reclassified as a result of the Reverse Stock Split. Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered his outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Shares in the appropriately reduced number.

NO RIGHTS OF APPRAISAL

         Under the Delaware General Corporation Law, our dissenting stockholders are not entitled to appraisal rights with respect to our proposed Amendment to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such right.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         We believe that the federal income tax consequences of the Reverse Stock Split to holders of Old Shares and holders of New Shares will be as follows:

         1. Except as set forth in (5) below, no gain or loss will be recognized by a stockholder on the surrender of the Old Shares or receipt of a certificate representing New Shares.

         2. Except as set forth in (5) below, the aggregate tax basis of the New Shares will equal the aggregate tax basis of the Old Shares exchanged therefor.

         3. Except as set forth in (5) below, the holding period of the New Share will include the holding period of the Old Shares if such Old Shares were held as capital assets.

         4. The conversion of the Old Shares into the New Shares will produce no gain or loss to us.

         5. The federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.




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         Our beliefs regarding, the tax consequence of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as bank, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

         The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he resides.

         The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Stock Split.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Leonard J. Sokolow
                                          -------------------------------------
                                          Leonard J. Sokolow, Managing Agent




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